SECURITY AND PLEDGE AGREEMENT


     THIS SECURITY AND PLEDGE AGREEMENT dated as of December 1, 1995 (as amended and modified from time to time, this "Agreement" or "Security Agreement") is by and among THE MANITOWOC COMPANY, INC., a Wisconsin corporation (the "Borrower") each subsidiary of the Borrower on the signature pages hereto and as may from time to time hereafter become a party to the Credit Agreement and to this Security Agreement (the Borrower and such Subsidiaries may be referred to collectively as the "Credit Parties" or individually as a "Credit Party") and NATIONSBANK, N.A., as Collateral Agent hereunder for the Lenders under the Credit Agreement (in its capacity as Collateral Agent hereunder, together with any successor in such capacity being hereinafter referred to as the "Collateral Agent").

                      W I T N E S S E T H:

     WHEREAS, NationsBank, N.A. and various other banks and financial institutions as may now or hereafter become a party thereto (such banks and financial institutions, together with their successors and assigns, may hereinafter be referred to collectively as the "Lenders" and individually as a "Lender") have agreed to establish a $180,000,000 credit facility in favor of the Borrower pursuant to the terms of that Credit Agreement dated as of the date hereof among the Borrower, the other Credit Parties party thereto, the Lenders and NationsBank, N.A., as Agent (as amended and modified from time to time, the "Credit Agreement");

     WHEREAS, the Lenders have required as a condition to the extension of the credit facility pursuant to the Credit Agreement that the Credit Parties secure their respective obligations under the Credit Agreement and the other Credit Documents pursuant to the terms of this Security Agreement;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement; provided, however, that terms which are defined in the Code shall have the meaning provided in the Code unless specifically provided otherwise herein or in the Credit Agreement. As used herein:

          "Borrower" means The Manitowoc Company, Inc., a Wisconsin corporation.

          "Code" means the Uniform Commercial Code in effect from time to time in North Carolina, or other applicable state, and any successor statute(s) thereto.

          "Collateral Agent" means NationsBank, N.A., in its capacity as collateral agent for the Lenders under this Agreement, as identified and defined in the opening paragraph hereto, together with its successors and assigns in such capacity.

          "Collateral" means, collectively, the General Collateral and the Pledged Collateral.

          "Credit Agreement" means such term as defined in the Recitals hereof.

          "Credit Party" or "Credit Parties" means such terms as identified and defined in the opening paragraph hereto.

          "Default Rate" means such term as defined in Section 3(h) hereof.

          "General Collateral" means such term as defined in Section
     2(a) hereof.

          "Inventory" means, with respect to each Credit Party, all inventory in all of its forms, including but not limited to goods
     (i) which are held for sale or lease or are to be furnished under contracts of service or consumed in the Credit Party's business, or (ii) which are raw materials, work in process, finished goods or goods in which the Credit Party has an interest or right of any kind including as consignee, packaging materials and all other materials and supplies of every nature in each case used or usable in connection with the Credit Party's business or the acquisition, manufacture, processing, supply, servicing, storing, packing, shipping, advertising, selling, leasing or furnishing of such goods and any constituents or ingredients thereof, or (iii) which are returned or repossessed goods.

          "Lender" or "Lenders" means such terms as identified and defined in the recitals hereto.

          "Permitted Collateral Locations" means such term as defined in Section 3(b) hereof.

          "Pledged Collateral" means such term as defined in Section
     2(b) hereof.

          "Pledged Securities" means such term as defined in Section
     2(b) hereof.

          "Pledgor" means the Borrower and each of the other owners of Pledged Securities identified on Schedule A.

          "Receivables" means with respect to each Credit Party, all accounts in all of their forms, including but not limited to accounts, accounts receivable, contracts, any right of the Credit Party for services rendered or for rights or privileges granted, whether arising from the sale of inventory or otherwise and whether or not earned by performance, and all other forms of rights and obligations owing to the Credit Party (including without limitation amounts due from factors), and all of the Credit Party's rights to any merchandise (including without limitation any returned or repossessed goods and the rights of stoppage in transit) which is represented by, arises from or is related to any of the foregoing.

          "Records" means such term as defined in Section 2(a)(iii) hereof.

          "Secured Obligations" means (i) all indebtedness, performance or other obligations and liabilities of the Borrower and the other Credit Parties under or in connection with (A) the Credit Agreement, (B) any Interest Protection Agreements entered into by the Borrower with a Lender relating to the Loans and Obligations under the Credit Agreement, (C) this Security Agreement or (D) any other of the Credit Documents, whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, (ii) all obligations, including guaranty obligations, of the Borrower and the other Credit Parties under or in connection with the Credit Agreement, this Security Agreement or any other of the Credit Documents, whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, and (iii) all indemnities (subject to release upon repayment of the Obligations under the Credit Agreement and termination of the commitments thereunder), fees, expenses and charges, legal and otherwise, reasonably incurred by the Collateral Agent or the Lenders, or any of them, in collecting or enforcing any of such indebtedness, obligations and liabilities or in realizing on or protecting any security therefor, including without limitation the security afforded hereunder, together with any and all modifications, extensions, renewals and/or substitutions thereof.

     2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance when due of the Secured Obligations:

          (a)  Security Interest in Inventory and Receivables.   Each
     of the Credit Parties hereby grants to the Collateral Agent for the ratable benefit of the Lenders a security interest in, and acknowledges and agrees that the Collateral Agent has and shall continue to have for the ratable benefit of the Lenders a continuing security interest in and a right of set-off against any and all right, title and interest of each Credit Party in and to:

               (i) Inventory. All Inventory, wherever located and by whomsoever held, whether now owned or existing or hereafter acquired or arising.

               (ii) Receivables. All Receivables, whether now owned or existing or hereafter acquired or arising, in which the Credit Party now has or hereafter acquires any rights.

               (iii) Records. Supporting evidence and documents relating to any of the property described in subparagraphs
          (i)-(ii) above, including, without limitation, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers and cabinets in which the same are reflected or maintained (including computer records, tapes, software and the like), all whether now existing or hereafter arising (the "Records").

               (iv) Accessions and Additions. All accessions and additions to and substitutions and replacements of any and all of the foregoing, whether now existing or hereafter arising.

               (v) Proceeds and Products. All proceeds and products of the foregoing and all proceeds of insurance relating to the foregoing collateral, including the proceeds of any warranties or indemnities or guaranties payable by reason of loss or damage to the foregoing Collateral, whether now existing or hereafter arising.

     All of the foregoing items of Collateral described in this subsection (a) may hereinafter sometimes be referred to collectively as the "General Collateral".

          (b) Pledge of Interest in Pledged Securities. Each of the Pledgors hereby pledges to the Collateral Agent, and grants to the Collateral Agent for the ratable benefit of the Lenders, a security interest in the shares of stock and securities of the Pledgor and more particularly identified and described in Schedule A hereto, together with any other shares, instruments or property distributed to or acquired by the Pledgor in respect thereof, whether in exchange therefor, in respect thereof or otherwise (collectively, the "Pledged Securities") and any and all dividends, products and proceeds thereof in whatever form (the Pledged Securities together with such dividends, products and proceeds hereinafter being referred to collectively as the "Pledged Collateral").

     3.   General Representations, Warranties, Covenants and
Agreements. The Credit Parties hereby represent and warrant to, and covenant and agree with the Collateral Agent for the benefit of the Lenders that:

          (a) Chief Executive Office. As of the date hereof, each such Credit Party's chief executive office and chief place of business and other executive offices and places of business are as shown on Schedule B. As of the date hereof, each such Credit Party has no executive offices or places of business other than as shown on Schedule B and will not move or otherwise change its chief executive office or establish or maintain an executive office or place of business at a location other than as shown on Schedule B without providing the Collateral Agent with at least 30 days' prior written notice and, in any such case, Schedule B shall be deemed to include such new location.

          (b) Location of Collateral. The Inventory of each of the Credit Parties is (and, as otherwise noted, has for the four months immediately preceding the date of this Agreement been), and will remain, in each such Credit Party's possession or control at the locations shown on Schedule B (collectively with the chief executive office shown thereon, the "Permitted Collateral Locations"), except for Inventory (i) which in the ordinary course of the Credit Party's business as presently conducted is in transit from suppliers to purchasers or between Permitted Collateral Locations of such Credit Party, (ii) which is held at such other locations within the United States as to which the Credit Parties shall have given the Collateral Agent at least 30 days' prior written notice or (iii) at such other locations outside of the United States with respect to raw materials or work-in-process being processed in the ordinary course of business of such Credit Party. The Credit Parties will not hold General Collateral, have General Collateral held or permit General Collateral to be held at a location other than a Permitted Collateral Location without the prior written consent of the Collateral Agent, which consent shall not be unreasonably withheld. In addition, each of the Credit Parties will promptly give written notice to the Collateral Agent of any change in the identity or location of the General Collateral, or any material portion thereof. Each such Credit Party owns or leases, and will continue to own or lease, its respective Permitted Collateral Locations except as otherwise indicated on Schedule B.

          (c) Books and Records. The books and records of each such Credit Party relating to the Collateral (including ledger sheets, correspondence and invoice documents and instruments relating to or evidencing the Collateral) are, and will at all times be kept, at such Credit Party's chief executive office unless otherwise indicated on Schedule B. Each such Credit Party will keep the books and records relating to the Collateral current and in good order and will take reasonable steps to safeguard them (including making and storing copies thereof where appropriate).

          (d) Legal Name and Trade Names. Each such Credit Party represents and warrants that as of the date hereof (A) its correct legal name is as shown in this Agreement, (B) it has not in the four months immediately preceding the date of this Agreement changed its name, been a party to a merger, consolidation or other change in corporate structure (other than the merger transaction affecting The Shannon Group, Inc. and Kolpak Manufacturing Company as referred to in the Credit Agreement), and (C) except as shown on Schedule C, it does not use, and has not at any time in the four months immediately preceding the date of this Agreement used, any trade names or assumed names in the invoicing of accounts or otherwise in the conduct of its business or the ownership of its properties. Each such Credit Party further covenants and agrees that it will not change its legal name, be a party to a merger, consolidation or other change in corporate structure or use a trade name or assumed names in its business without first giving the Collateral Agent at least 30 days' prior written notice.

          (e) Priority. The Collateral and every part thereof is and will be free and clear of all security interests, liens, attachments, levies, encumbrances of every kind, nature and description and whether voluntary or involuntary, and licenses for the use thereof except for Permitted Liens. Each such Credit Party will warrant and defend the Collateral against any claims and demands (other than the Permitted Liens) of all persons at any time claiming the same or any interest in the Collateral other than those claims and demands by the Collateral Agent.
     Each such Credit Party further represents, warrants, covenants and agrees that the security interest in the Collateral granted to the Collateral Agent hereunder, other than the Permitted Liens, is not subject to (nor have any financing statements been filed and remain of record, and that such Credit Party will not grant or permit to exist), any other security interests, liens, encumbrances or claims (including without limitation claims of the United States of America or any department, agency or instrumentality thereof, or any state, county or local governmental agency) on or against the Collateral, whether senior, superior, junior, subordinate or equal to the security interest granted to the Collateral Agent hereby, or otherwise.

          (f) Inspection. Each such Credit Party will, upon reasonable notice and at reasonable times during normal business hours (and also outside of normal business hours after the occurrence and during the continuance of an Event of Default), allow the Collateral Agent and/or any of the Lenders or their respective representatives free access to and right of inspection of the Collateral and the books and records relating thereto and shall otherwise cooperate with and promptly respond to the reasonable requests of the Collateral Agent and/or any of the Lenders or their respective representatives with respect thereto.
      As to any premises not owned by such Credit Party wherein any of the Collateral is located the Credit Party shall, promptly upon request, use its commercially reasonable efforts to cause each owner of such premises to enter into an agreement in form and substance reasonably satisfactory to the Collateral Agent waiving any lien such owner may have by contract or under law with respect to such Collateral, and allowing the inspection and removal of such Collateral by the Collateral Agent and otherwise.

          (g) Perfection of Security Interest. Except as set forth in Section 3(e), each such Credit Party represents that this Agreement and the pledge of the Pledged Collateral creates a valid security interest in the Collateral (subject only to Permitted Liens) securing payment and performance of the Secured Obligations and that all filings and other action reasonably necessary to perfect such security interest have been taken or shall be promptly taken upon the reasonable request of the Collateral Agent. Each such Credit Party agrees to execute and deliver to the Collateral Agent such further agreements and assignments or other instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Collateral Agent may reasonably request) and to do all such other things as the Collateral Agent may reasonably deem necessary or appropriate to assure to the Collateral Agent its security interest hereunder or to enable the Collateral Agent to exercise and enforce its rights hereunder, including the execution of such financing statements (including renewal statements), statements or amendments thereof or supplements thereto or other instruments as the Collateral Agent may from time to time reasonably request in order to maintain the security interest granted hereunder, to consummate the transactions contemplated hereby and to otherwise protect and assure the Collateral Agent and the Lenders of their rights and interests hereunder. To that end, each such Credit Party agrees that in the event any Credit Party shall refuse to provide additional financing statements upon the reasonable written request of the Collateral Agent, or shall fail to respond promptly (but in any event within 5 Business Days of receipt of such request) to any such request, and at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may file one or more financing statements disclosing its security interest in any or all of the Collateral without such Credit Party's signature thereon, and further such Credit Party also hereby irrevocably makes, constitutes and appoints the Collateral Agent, its nominee or any other person whom the Collateral Agent may designate, as such Credit Party's attorney in fact with full power to sign in the name of such Credit Party any such financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Collateral Agent's reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as any of the Secured Obligations remain outstanding. Each such Credit Party hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Collateral Agent without notice thereof to such Credit Party wherever the Collateral Agent may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than North Carolina becomes or is applicable to the Collateral or any part thereof, or to any of the Secured Obligations, each such Credit Party agrees to execute and deliver all such instruments and to do all such other things as the Collateral Agent reasonably deems necessary or appropriate to preserve, protect and enforce the security interest of the Collateral Agent under the law of such other jurisdiction (and, if any such Credit Party shall fail to do promptly upon the request of the Collateral Agent, then the Collateral Agent may execute any and all such requested documents on behalf of such Credit Party pursuant to the power of attorney granted hereinabove). If any Collateral is in the possession or control of any of such Credit Party's agents and the Collateral Agent reasonably requests, the Credit Party agrees to notify such agents in writing of the Collateral Agent's security interest therein and, at any time after the occurrence, and during the continuance, of an Event of Default, upon the Collateral Agent's request, instruct them to hold all such Collateral for the Collateral Agent's account and subject to the Collateral Agent's instructions. Each such Credit Party agrees, upon the reasonable request of the Collateral Agent, to mark its books and records to reflect the security interest of the Collateral Agent in the Collateral.

          (h) Advances by Secured Parties. On failure of any such Credit Party to perform any of the covenants and agreements herein contained, the Collateral Agent may, at its option, perform the same and in so doing may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof, including without limitation the payment of any insurance premiums, the payment of any taxes, liens and encumbrances, expenditures made in defending against any adverse claim and all other expenditures which the Collateral Agent may be compelled to make by operation of law or which the Collateral Agent may make by agreement or otherwise for the protection of the security hereof. All such sums and amounts so expended shall be repayable by the Credit Parties promptly upon demand, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the rate per annum equal to the default rate provided in Section 3.1 of the Credit Agreement for Revolving Loans which are Base Rate Loans (such rate per annum as so determined being hereinafter referred to as the "Default Rate"). No such performance of any covenant or agreement by the Collateral Agent on behalf of any Credit Party, and no such advance or expenditure therefor, shall relieve any Credit Party of any default under the terms of this Agreement. The Collateral Agent, in making any payment hereby authorized may do so in good faith according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim. The Collateral Agent, in performing any act hereunder, shall be the judge in its reasonable discretion of whether such Credit Party is required to perform the same under the terms of this Agreement.

     4.   Special Provisions regarding Receivables.

          (a) Contract Rights. Each such Credit Party represents and warrants that the contract rights subject to the security interests hereunder existing as of the date hereof and the papers and documents relating thereto are genuine and in all respects what they purport to be.

          (b) Chief Executive Office. Each such Credit Party, in accordance with the provisions of Sections 3(a) and 3(c) hereof, will keep all of its books and records relating to its Receivables only at its chief executive office (or at other executive offices or places of business identified in Schedule B) and will not change its chief executive office without prior written notice to the Collateral Agent as specified in Section 3(a).

     5.   Special Provisions regarding Inventory.

          (a) Condition of Inventory. Each such Credit Party represents and warrants, and shall hereafter be deemed to have represented and warranted, that, as of the time any Inventory shall become subject to the security interest hereunder, such Inventory is located at its respective Permitted Collateral Locations unless otherwise permitted by Section 3(b). All such Inventory has been produced in compliance with applicable law in all material respects.

          (b) Reports. Each such Credit Party will, from time to time promptly upon the reasonable request of the Collateral Agent, provide the Collateral Agent with such reports and schedules listing, summarizing and/or identifying by location any or all of the Inventory as the Collateral Agent may request.

          (c)  Insurance.  Each such Credit Party will insure the
     Collateral as provided in the Credit Agreement.

     6.   Special Provisions Regarding Pledged Collateral.

          (a) Representations and Warranties. Each of the Pledgors represents and warrants to the Collateral Agent for the benefit of the Lenders that (i) it is the owner of the Pledged Securities as identified on Schedule A free and clear of all claims, pledges, liens, encumbrances or security interests of every kind or nature, (ii) the Pledged Securities represent the entire interest in the issuer of such Pledged Securities, (iii) the Pledged Securities have been duly and validly issued, (iv) the Pledged Securities have been duly and validly pledged to the Collateral Agent hereby and (v) no consent or approval of any body, governmental, regulatory or otherwise (including that of the subject entity, co-owners or other shareholders), is required for the pledge contemplated hereby or has not otherwise been obtained. Each of the Pledgors covenants and agrees that its entire interest in each issuer of such Pledged Securities will at all times be subject to the grant and pledge contained herein in accordance with the provisions hereof.

          (b) Delivery of Stock Certificates in Transferable Form. All Pledged Securities (including specifically without limitation share certificates acquired subsequent to the date of this Agreement) will be delivered to the Collateral Agent in form transferable for delivery together with undated stock powers duly executed in blank in the form provided in Schedule A-1 hereto.

          (c) Dividends, etc. Stock certificates, evidences of ownership and other instruments acquired by or otherwise coming into the possession of a Pledgor on account of or in respect of the Pledged Collateral, whether by stock dividend, stock split, recapitalization, reorganization or otherwise, will be promptly delivered to the Collateral Agent, together with appropriate undated stock powers executed in blank, to be held as additional Pledged Collateral hereunder and will constitute Pledged Collateral for all purposes hereunder. Subject to the terms of the Credit Documents, so long as no Event of Default has occurred and is continuing, dividends (other than stock dividends and other dividends constituting Pledged Collateral which are addressed hereinabove) may be paid to and accepted by a Pledgor.
      Upon the occurrence and during the continuance of an Event of Default, dividends (other than stock dividends and other dividends constituting Pledged Collateral which are addressed hereinabove) will immediately upon request be paid over to the Collateral Agent and held as additional Collateral hereunder.
     Any such other dividends received by a Pledgor after the occurrence and during the continuance of an Event of Default will be accepted in trust for the benefit of, and will be promptly paid over to, the Collateral Agent.

          (d) Endorsement. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, upon notice to the Pledgor, for and in the name, place and stead of the Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral.

          (e) Collateral Agent's Obligation. The Collateral Agent shall have no duty as to the collection or protection of the Pledged Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any thereof actually in its possession. To the extent permitted by law, each of the Pledgors releases the Collateral Agent from any claims, causes of action and demands at any time arising out of or with respect to this Agreement, the Pledged Collateral and/or any actions, taken or omitted to be taken by the Collateral Agent with respect thereto, and each of the Pledgors hereby agrees to hold the Collateral Agent harmless from and with respect to any and all such claims, causes of action and demands in each case other than those resulting from the gross negligence, willful misconduct or unlawful conduct of the Collateral Agent.

          (f) Waivers. Each of the Pledgors acknowledges that if the Pledged Collateral is of a type customarily sold on a recognized market then in such case no demand, advertisement or notice, all of which are, to the extent permitted by law, hereby expressly waived by the Pledgors, shall be required in connection with any sale or other disposition of any part of the Pledged Collateral.
      The Collateral Agent shall not be obligated to make any sale of Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of Pledged Collateral of a type customarily sold in a recognized market or subject to widely distributed standard price quotations and upon each public sale, the Collateral Agent or any of the Lenders may purchase all or any of the Pledged Collateral being sold, free from any equity or right of redemption, which is hereby waived and released by the Borrower.
      In the case of all sales of Pledged Collateral, public or private, the Pledgors shall pay all reasonable costs and expenses of every kind for sale or delivery, including brokers' and attorneys' fees, and after deducting such costs and expenses from the proceeds of sale, the Collateral Agent shall apply any amount remaining to the payment of the Secured Obligations, and the Pledgors shall continue to be liable for any deficiency. The balance, if any, remaining after payment in full of all of the Secured Obligations, shall be paid to the Pledgors.

          (g) Unregistered Securities. Each of the Pledgors recognizes that the Collateral Agent may be unable to effect a public sale of all or a part of the Pledged Securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect, or in applicable state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Each of the Pledgors acknowledges, understands and agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Pledged Securities were sold at public sales, and that neither the Collateral Agent nor the Lenders shall have any obligation to delay sale of any such Pledged Securities for the period of time necessary to permit the issuer of such Pledged Securities even if such issuer would agree, to register such Pledged Securities for public sale under such applicable securities laws. Each of the Pledgors agrees that (i) if the Collateral Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Securities or any portion thereof to be sold at private sale, the Collateral Agent shall have the right to rely upon the advice and opinion of any national brokerage or investment firm having a seat on the New York Stock Exchange as to the best manner in which to expose the Pledged Securities for sale and as to the best price reasonably obtainable at the private sale thereof, and
     (ii) that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.


     7.   Remedies.

          (a) General Remedies. Upon the occurrence of an Event of Default and at any time thereafter unless and until such Event of Default has been waived or cured in accordance with the terms of the Credit Agreement, the Collateral Agent shall have in addition to the rights and remedies provided herein, in the Credit Documents or by law, the rights and remedies of a secured party under the Code (regardless of whether the Code is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the Code applies to the affected Collateral), and further the Collateral Agent may with or without judicial process or the aid and assistance of others (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by any such Credit Party, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require any such Credit Party to assemble and make available to the Collateral Agent at its own expense any Collateral at any place and time designated by the Collateral Agent which is reasonably convenient to both parties,
     (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each such Credit Party hereby waives to the extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its sole discretion, provided that said disposition complies with any and all mandatory legal requirements. In addition to all other sums due the Collateral Agent or any Lender hereunder, the Credit Parties shall pay the Collateral Agent all reasonable costs and expenses incurred by the Collateral Agent, including reasonable attorneys' fees (including the allocated costs of in-house counsel) and court costs, in obtaining or liquidating the Collateral, in enforcing payment of Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Collateral Agent or any Lender concerning any matter arising out of or connected with this Agreement or the Collateral or Secured Obligations, including without limitation any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code. To the extent the rights of notice cannot be legally waived hereunder, each such Credit Party agrees that any requirement of reasonable notice shall be met if such notice is personally served on or otherwise sent to such Credit Party in accordance with Section 11 hereof at least 10 days before the time of sale or other event giving rise to the requirement of such notice. The Collateral Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, the Collateral Agent or any Lender may be the purchaser at any such sale. To the extent permitted by applicable law, each such Credit Party hereby waives all of its rights of redemption from any such sale. Subject to the provisions of applicable law, the Collateral Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed or the Collateral Agent may further postpone such sale by announcement made at such time and place.

          (b) Remedies relating to Pledged Collateral. Upon the occurrence of an Event of Default and at any time thereafter unless and until such Event of Default has been waived or cured in accordance with the terms of the Credit Agreement, and to the extent permitted by law, with regard to the Pledged Collateral, the Collateral Agent may immediately upon notice to the Pledgors in the case of an Event of Default other than as described in
     Section 9(e) of the Credit Agreement, and without any requirement for notice in the case of an Event of Default described in
     Section 9(e) of the Credit Agreement, (i) have the right to vote such Pledged Securities and (ii) cause all or any of the Pledged Securities to be transferred to it or registered in the name of its nominee(s). Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the Pledgors of the Collateral Agent's intent to exercise its rights and remedies with respect to the Pledged Collateral pursuant to this Agreement, the Pledgors shall be entitled to exercise any and all voting and other consensual and corporate rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast or consensual or corporate right exercised or other action taken which would impair the Pledged Collateral or which would be inconsistent with or result in any violation of any provisions of the Credit Documents.

          (c) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and at any time thereafter unless and until such Event of Default has been waived or cured in accordance with the terms of the Credit Agreement, the Collateral Agent shall have the right to enter and remain upon the various premises of each such Credit Party without cost or charge to the Collateral Agent, and use the same, together with materials, supplies, books and records of such Credit Party for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Collateral Agent may remove the Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate the Collateral.

          (d) Nonexclusive Nature of Remedies. Failure by the Collateral Agent to exercise any right, remedy or option under this Agreement or any other agreement between any such Credit Party and the Collateral Agent or any of the Lenders, or provided by law, or delay by the Collateral Agent in exercising the same, shall not operate as a waiver; no waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Collateral Agent shall only be granted as provided in Section 12 hereof. To the extent permitted by law, neither the Collateral Agent nor any Lender, nor any party acting as attorney for the Collateral Agent or any Lender, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than for its gross negligence, willful misconduct or unlawful conduct hereunder. The rights and remedies of the Collateral Agent under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Collateral Agent or the Lenders may have.

     8. Application of Proceeds. Upon the occurrence, and during the continuance, of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Collateral Agent in cash or its equivalent, will be applied first to costs and expenses of collection and sale and then in reduction of the Secured Obligations for the ratable benefit of the Lenders in such order and manner as the Collateral Agent may direct in its sole discretion, and each such Credit Party irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Collateral Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Collateral Agent's sole discretion, notwithstanding any entry to the contrary upon any of its books and records. Each of the Credit Parties shall remain liable to the Collateral Agent for any deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to such Credit Parties or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

     9. Costs of Counsel. If at any time hereafter the Collateral Agent employs counsel to prepare or consider amendments, waivers or consents with respect to this Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Agreement or relating to the Collateral, or to protect the Collateral or exercise any rights or remedies under this Agreement or with respect to the Collateral, then the Credit Parties agree to promptly pay upon demand any and all such reasonable costs and expenses of the Collateral Agent, all of which costs and expenses shall constitute Secured Obligations hereunder.

     10.  Continuing Agreement.

          (a) This Agreement shall, subject to the provisions of subsection (b) hereof, be a continuing agreement in every respect and shall remain in full force and effect until all of the Secured Obligations shall have been paid in full and all commitments relating thereto shall have been terminated. Upon such payment and termination, this Agreement shall automatically be terminated and the Collateral Agent shall, upon the request and at the expense of the Credit Parties, forthwith release all of its liens and security interests hereunder and shall execute and deliver to the Credit Parties, or to such person or persons as the Credit Parties shall reasonably designate, all Uniform Commercial Code termination statements and similar documents prepared by the Credit Parties which the Credit Parties shall reasonably request to evidence such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Agreement.

          (b) Without limiting the foregoing, notwithstanding anything else to the contrary in this Agreement, all Collateral sold, transferred or otherwise disposed of in accordance with the terms of the Credit Agreement shall be sold, transferred or otherwise disposed of free and clear of the lien and security interest created hereunder. In connection with the foregoing, the Collateral Agent shall execute and deliver to the Credit Parties, or to such other person or persons as the Credit Parties shall reasonably designate, all Uniform Commercial Code termination statements and similar documents prepared by the Credit Parties which the Credit Parties shall reasonably request to evidence the release of the lien and security interest created hereunder with respect to any such Collateral.

          (c) This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Collateral Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

     11. Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when personally delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below,
(iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in the case of the Credit Parties to the address set out below, and in the case of the Collateral Agent at the address set out below, or at such other address as such party may specify by written notice to the other parties:

     if to the Credit Parties:

                    The Manitowoc Company, Inc.
                    500 South 16th Street
                    P.O. Box 66
                    Manitowoc, Wisconsin  54221-0066
                    Attn:  Robert R. Friedl
                    Phone: (414) 683-8136
                    Fax:   (414) 683-8138

                    with a copy to:

                    Quarles & Brady
                    411 E. Wisconsin Avenue
                    Milwaukee, Wisconsin  53202
                    Attn:  Patrick M. Ryan and
                            Andrew M. Barnes
                    Phone:(414) 277-5000
                    Fax:  (414) 271-3552


     if to the Collateral Agent:

                    NationsBank, N.A.
                    Independence Center, 15th Floor
                    Charlotte, North Carolina  28255
                    Attn:  Molly Canup
                    Telephone:  (704) 386-1316
                    Telecopy:   (704) 386-9923

                    with a copy to:

                    NationsBank, N.A.
                    Sears Tower, Suite 2800
                    233 South Wacker Drive
                    Chicago, Illinois  60606-6308
                    Attn:  Alissa Woodworth
                    Telephone:  (312) 234-5622
                    Telecopy:   (312) 234-5601

The Credit Parties hereby acknowledge and agree that notices and other communications to the Borrower at its address referred to above shall be deemed adequate notice to each of the other Credit Parties.

     12. Amendments; Waivers; Modifications. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except with the prior written consent of the Credit Parties and the Collateral Agent.

     13. Successors in Interest. This Agreement shall create a continuing security interest in the Collateral and shall be binding upon the Credit Parties, their respective successors and assigns and shall inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the Lenders and their respective successors and assigns; provided, however, that the Credit Parties may not assign their respective rights or delegate their respective duties hereunder. To the extent permitted by law, each such Credit Party hereby releases the Collateral Agent and the Lenders, and their respective successors and assigns, from any liability for any act or omission relating to this Agreement or the Collateral, except for any liability arising from the Collateral Agent's gross negligence, willful misconduct or unlawful conduct hereunder.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     15. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     16.  Governing Law; Submission to Jurisdiction; Venue.

          (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA EXCEPT TO THE EXTENT THAT THE VALIDITY, PERFECTION OR REMEDIES HEREUNDER ARE GOVERNED BY THE LAWS OF ANOTHER STATE. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of North Carolina, or of the federal courts of the United States sitting in Charlotte, Mecklenburg County, North Carolina, and, by execution and delivery of this Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each party further irrevocably consents to the service or process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address for notices pursuant to Section 11. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

          (b) Each party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (c) EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     17. Severability. If any provision of any of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     18. The Collateral Agent. In acting under or by virtue of this Agreement, the Collateral Agent shall be entitled to all the rights, authority, privileges and immunities provided in the Credit Agreement, all of which provisions are incorporated by reference herein with the same force and effect as if set forth herein.

     19. Entirety. This Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

     20. Survival. All representations and warranties of the Credit Parties hereunder shall survive the execution and delivery of this Agreement and the other Credit Documents.

     21. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral, or by a guarantee, endorsement or property of any other person, then the Collateral Agent or Lenders shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default and at any time thereafter unless and until such Event of Default has been waived or cured in accordance with the terms of the Credit Agreement, and the Collateral Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Collateral Agent shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of the Collateral Agent's rights or the Secured Obligations under this Agreement or under any other of the Credit Documents.

     22. Limitation.   Notwithstanding any provision to the contrary
contained herein or in any of the other Credit Documents, the obligations of each Credit Party hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the U.S. Bankruptcy Code or any comparable provisions of any applicable state law.

          [Remainder of Page Intentionally Left Blank]








     IN WITNESS WHEREOF, the Credit Parties have caused this Security and Pledge Agreement to be duly executed under seal as of the date first above written.

Borrower:                THE MANITOWOC COMPANY, INC.,
                         a Wisconsin corporation

                         By:     /s/  Phil Keener
                               ---------------------
                         Name:   Philip Keener
                         Title:  Treas.

Other Credit Parties:

                         MANITOWOC MEC, INC.,
                           a Nevada corporation
                         MANITEX, INC.,
                           a Texas corporation
                         FEMCO MACHINE COMPANY, INC.,
                           a Nevada corporation
                         WEST-MANITOWOC, INC.,
                           a Wisconsin corporation
                         MANITOWOC-FORSYTHE CORP.,
                           a New York corporation
                         NORTH CENTRAL CRANE & EXCAVATOR SALES CORP.,
                           a Nevada corporation
                         MANITOWOC WESTERN COMPANY, INC.,
                           a Wisconsin corporation
                         THE SHANNON GROUP, INC.,
                           a Delaware corporation
                         MANITOWOC RE-MANUFACTURING, INC.,
                           a Wisconsin corporation
                         KOLPAK MANUFACTURING COMPANY,
                           a Tennessee corporation
                         MANITOWOC EQUIPMENT WORKS, INC.,
                         a Nevada corporation
                         MANITOWOC NEVADA, INC.,
                         a Nevada corporation

                         By /s/ Phil Keener
                           ------------------------

                         Title Treas.
                               --------------------
                               for each of the foregoing

     Accepted and agreed to as of the date first above written.

                         NATIONSBANK, N.A., as Collateral
                           Agent for the Lenders


                         By  /s/ Stephen K. Foutch
                           ------------------------
                         Name:  Stephen K. Foutch
                         Title:  Vice President



     SCHEDULES AND EXHIBITS


SCHEDULE A     -     Pledged Securities
SCHEDULE A-1   -     Irrevocable Stock Power
SCHEDULE B     -     Permitted Collateral Locations
SCHEDULE C     -     Permitted Trade Names